                         AGREEMENT AND PLAN OF MERGER

                                     AMONG

                          FAMILY GOLF CENTERS, INC.,

                    PHILADELPHIA FAMILY GOLF CENTERS, INC.

                           PINLEY ENTERPRISES, LTD.

                                      AND

                           EACH OF THE STOCKHOLDERS

                                      OF

                           PINLEY ENTERPRISES, LTD.










                           DATED AS OF JUNE 5, 1997


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                               TABLE OF CONTENTS

ARTICLE I  THE MERGER
         Section 1.1                The Merger
         Section 1.2                Closing
         Section 1.3                Effective Time
         Section 1.4                Conversion of Shares
         Section 1.5                Adjustment to Exchange Ratio
         Section 1.6                Exchange of Securities
         Section 1.7                Definition of Subsidiary and Affiliate

ARTICLE II  CERTAIN MATTERS RELATING TO THE SURVIVING
            CORPORATION
         Section 2.1                Certificate of Incorporation of the
                                    Surviving Corporation
         Section 2.2                By-Laws of the Surviving Corporation
         Section 2.3                Directors and Officers of the Surviving Corporation

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF PARENT
             AND MERGER SUB
         Section 3.1                Existence, Good Standing, Corporate
                                    Authority
         Section 3.2                Authorization, Validity and Effect of
                                    Agreements
         Section 3.3                Capitalization
         Section 3.4                Parent Reports and Financial Statements
         Section 3.5                No Violation
         Section 3.6                No Brokers
         Section 3.7                Parent Common Stock
         Section 3.8                Interim Operations of Merger Sub
         Section 3.9                Absence of Certain Changes

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS
         Section 4.1                Existence, Good Standing, Corporate
                                    Authority
         Section 4.2                Authorization, Validity and Effect of
                                    Agreements
         Section 4.3                Compliance with Laws
         Section 4.4                Capitalization
         Section 4.5                Subsidiaries
         Section 4.6                Other Interests
         Section 4.7                No Violation
         Section 4.8                Conduct of Business
         Section 4.9                Litigation
         Section 4.10               Absence of Certain Changes
         Section 4.11               Trademarks and Patents
         Section 4.12               Properties
         Section 4.13               Material Contracts
         Section 4.14               Taxes
         Section 4.15               Employee Benefit Plans
         Section 4.16               Labor Matters



         Section 4.17               Absence of Indemnifiable Claims, etc.
         Section 4.18               No Brokers
         Section 4.19               Financial Condition

         Section 4.20               Questionable Payments
         Section 4.21               Liabilities
         Section 4.22               Environmental Matters
         Section 4.23               Insurance
         Section 4.24               Full Disclosure

ARTICLE V  COVENANTS
         Section 5.1                Alternative Proposals
         Section 5.2                Interim Operations of PEL
         Section 5.3                Filings; Other Action
         Section 5.4                Inspection of Records
         Section 5.5                Further Action
         Section 5.6                Stock Price Guarantee
         Section 5.7                Expenses
         Section 5.8 Survival of Representations and Warranties of The Selling Stockholders
         Section 5.9                Adjustments

ARTICLE VI  CONDITIONS
         Section 6.1                Conditions to Obligation of PEL to
                                    Effect the Merger
         Section 6.2 Conditions to Obligation of Parent and Merger Sub to Effect the Merger

ARTICLE VII  TERMINATION
         Section 7.1                Termination
         Section 7.2                Effect of Termination

ARTICLE VIII INDEMNIFICATION
         Section 8.1                Obligation of PEL and the Selling Stockholders to Indemnify
         Section 8.2                Obligation of Parent to Indemnify
         Section 8.3                Notice and Opportunity to Defend
         Section 8.4                Escrow Fund
         Section 8.5                Limitation on Indemnification

ARTICLE IX  GENERAL PROVISIONS
         Section 9.1                Notices
         Section 9.2                Assignment, Binding Effect
         Section 9.3                Entire Agreement
         Section 9.4                Amendment
         Section 9.5                Governing Law
         Section 9.6                Counterparts
         Section 9.7                Headings
         Section 9.8                Interpretation
         Section 9.9                Waivers
         Section 9.10               Incorporation of Schedules and Exhibits
         Section 9.11               Severability

         Section 9.12               Enforcement of Agreement


SCHEDULES
         Schedule 4.12(a)    Assets and Property Owned by PEL
         Schedule 4.12(b)    Liens
         Schedule 4.12(c)    Assets and Property Leased by PEL
         Schedule 4.13       Material Contracts of PEL
         Schedule 4.15       Employee Benefit Plans
         Schedule 4.16       Name, Title and Salary of Employees
         Schedule 4.20       Assumed Liabilities
         Schedule 4.23       Insurance


EXHIBITS

         Exhibit A         Restricted Securities Letter

                         AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER is dated as of June 5, 1997 (the "Agreement") among Family Golf Centers, Inc., a Delaware corporation ("Parent"), Philadelphia Family Golf Centers, Inc., a Delaware corporation and the wholly-owned subsidiary of Parent ("Merger Sub"), Pinley Enterprises, Ltd., a Pennsylvania corporation ("PEL"), Robert Finley ("Finley") and Daniel
J. Pinciotti ("Pinciotti"), (Finley and Pinciotti shall collectively be referred to herein as the "Selling Stockholders").

         WHEREAS, the parties wish to provide for the terms and conditions upon which PEL will be acquired by Parent by means of a merger of PEL with and into Merger Sub;

         WHEREAS, it is the intention of the parties to this Agreement that for federal income tax purposes, the merger provided for herein shall qualify as a "reorganization" within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         NOW THEREFORE, in consideration of the premises and of the representations, warranties, covenants and agreements set forth herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  THE MERGER

         Section 1.1 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.3 of this Agreement), PEL shall be merged with and into Merger Sub in accordance with the laws of the States of Pennsylvania and Delaware and the terms of this Agreement (the "Merger"), whereupon the separate corporate existence of PEL shall cease, and Merger Sub shall continue as the surviving corporation of the Merger (Merger Sub, in such capacity hereinafter sometimes referred to as the "Surviving Corporation"). The name of Merger Sub as the Surviving Corporation, shall be changed, by virtue of the Merger, to " Philadelphia Family Golf Centers, Inc."

         Section 1.2 Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place (a) at the offices of Parent, 225 Broadhollow Road, Melville, New York 11747 at 10:00 a.m. on the first business day after all the conditions set forth in Article VI of this Agreement (other than those that are waived by the party or parties for whose benefit such conditions exist) are satisfied; or (b) at such other place, time, and/or date upon which the parties hereto may otherwise agree. The date upon which the Closing shall occur is referred to herein as the "Closing Date."

         Section 1.3 Effective Time. As soon as practical after all the conditions to the Merger set forth in Article VI of this Agreement have been fulfilled or waived and this Agreement shall not have been terminated as provided in Article VII hereof, the parties hereto shall cause certificates of merger to be properly executed and filed in accordance with the laws of the States of Pennsylvania and Delaware and the terms of this Agreement. The parties hereto shall also take such further actions as may be required under the laws of the States of Pennsylvania and Delaware in connection with the consummation of the Merger. The Merger shall become effective at such time as the certificates of merger are duly filed with the Secretary of State of the States of Pennsylvania and Delaware or at such later time as is specified in the certificates of merger (the "Effective Time"). From and after the Effective Time, the Surviving



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


Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities, liabilities and duties of PEL and Merger Sub, all as provided under applicable law.

         Section 1.4 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, PEL or the holder of any of the following securities:

                  (a) PEL Common Stock. Subject to Section 1.6, each share of Common Stock, par value $1.00 per share, of PEL (the "PEL Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive 20 validly issued, fully paid and non-assessable shares of Common Stock, par value $.01 per share, of Parent which is listed on the Nasdaq National Market under the symbol "FGCI" (the "Parent Common Stock") and $150.00 in cash (such ratio, as adjusted as contemplated pursuant to Section 1.5 being referred to herein as the "Exchange Ratio"). All such shares of PEL Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Parent Common Stock to be issued pursuant to this
         Section 1.4 with respect thereto upon the surrender of such certificate in accordance with Section 1.6.

                  (b) PEL Stock Owned by PEL. All shares of PEL Common Stock which immediately prior to the Effective Time are held directly by PEL in its treasury, if any, shall be cancelled and retired and shall cease to exist, and no capital stock of Parent or other consideration shall be delivered with respect thereto.

                  (c) Merger Sub Common Stock. Each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall continue as one share of capital stock of the Surviving Corporation and each certificate evidencing ownership of any such shares shall continue to evidence ownership of the same number and kind of shares of the Surviving Corporation.

         Section 1.5 Adjustment of Exchange Ratio. In the event that, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding shares of Parent Common Stock or PEL Common Stock, respectively, shall have been changed into a different number of shares or a different class as a result of a stock split, reverse stock split, stock dividend, subdivision, reclassification, split, combination, exchange, recapitalization or other similar transaction, the Exchange Ratio shall be appropriately adjusted.

         Section 1.6  Exchange of Securities.

                  (a) Promptly after the Effective Time, Parent shall upon surrender of the stock certificates representing all of the issued and outstanding shares of PEL Common Stock: (i) deliver to Finley a certificate representing 7,500 shares of Parent Common Stock plus $75,000.00 by bank check or the wire transfer of funds, (ii) deliver to Pinciotti a certificate representing 7,500 shares of Parent Common Stock plus $75,000.00 by bank check or the wire transfer of funds, and (iii) deliver to the Escrow Agent (the "Escrow Agent"), under the Escrow Agreement referred to in Section 6.2(d) and 6.2(g) (the "Escrow Agreement") a certificate representing 5,000 shares of Parent Common Stock, such certificate to be held and dealt with as provided in the Escrow Agreement. The shares of PEL Common Stock so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the unpaid dividends and distributions, if any, payable to the holder of shares of PEL Common Stock.


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

                  (b) All shares of Parent Common Stock issued upon conversion of the shares of PEL Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of PEL Common Stock.

         Section 1.8 Definition of Subsidiary and Affiliate. As used in this Agreement, (i) a "Subsidiary" of any party means any corporation or other organization, whether incorporated or unincorporated, of which such party or any other Subsidiary of such party is a general partner or at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party, by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries (ii) an "Affiliate" of any party means any individual, corporation or other organization, whether incorporated or unincorporated, which directly or indirectly controls, or is controlled by, or is under common control with, such party. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of any corporation or other organization, whether incorporated or unincorporated, whether through the ownership of voting securities, by contract or otherwise.

                                  ARTICLE II

                          CERTAIN MATTERS RELATING TO
                           THE SURVIVING CORPORATION

         Section 2.1 Certificate of Incorporation of the Surviving Corporation. The Certificate of Incorporation of Merger Sub, as in effect at the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law.

         Section 2.2 By-laws of the Surviving Corporation. The By-laws of Merger Sub, as in effect at the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by law.

         Section 2.3 Directors and Officers of the Surviving Corporation. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation and all such directors will hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Certificate of Incorporation and By-laws of the Surviving Corporation, or as otherwise provided by applicable law. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation and all such officers will hold office until their respective successors are duly appointed and qualify in the manner provided in the By-laws of the Surviving Corporation, or as otherwise provided by applicable law.

                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Parent and Merger Sub represent and warrant to PEL as of the date hereof and at the Effective Time as follows:

         Section 3.1 Existence, Good Standing, Corporate Authority. Parent and each of its Subsidiaries are corporations or partnerships duly organized, validly existing and in good standing under the laws of their respective jurisdiction of incorporation. Each of Parent and each of its Subsidiaries is duly licensed or qualified to do business as a foreign corporation or partnership and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it or in which the transaction of its respective business makes such qualification necessary, except where the failure to be so qualified or to be in good standing would not have a material adverse effect on the business, results of operations or financial condition of Parent and its Subsidiaries taken as a whole (a "Parent Material Adverse Effect"). Parent and each of its Subsidiaries have all requisite corporate power and authority to own, operate and lease their respective properties.

         Section 3.2 Authorization, Validity and Effect of Agreements. Each of Parent and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents to be executed and delivered in connection herewith (the "Ancillary Agreements"). The execution and delivery of this Agreement (and the agreements contemplated hereby) and the consummation by Parent and Merger Sub of the transactions contemplated hereby has been duly authorized by all requisite corporate action. This Agreement constitutes, and all Ancillary Agreements to be executed and delivered in connection herewith (when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

         Section 3.3 Capitalization. The authorized capital stock of Parent consists of 50,000,000 shares of Parent Common Stock and 2,000,000 shares of preferred stock, par value $.10 per share (the "Parent Preferred Stock"). As of April 30, 1997, there were 11,878,617 shares of Parent Common Stock and no shares of Parent Preferred Stock, issued and outstanding. Since such date, no additional shares of capital stock of Parent have been issued, except (i) pursuant to the exercise of options outstanding under Parent's 1994 Stock Option Plan 1996 Stock Incentive Plan and 1997 Stock Incentive Plan (the "Parent Stock Option Plans") and (ii) in connection with other acquisitions of golf recreational facilities. Parent has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Parent on any matter. All issued and outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. There are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate Parent or any of its Subsidiaries to issue, transfer, redeem or sell any shares of capital stock of Parent or any of its Subsidiaries except (i) as contemplated by this Agreement, (ii) pursuant to the Parent Stock Option Plans,
(iii) pursuant to other acquisitions of golf recreational facilities, and
(iv) as described in the Parent Commission Filings (as hereinafter defined).

         Section 3.4 Parent Reports and Financial Statements. Parent has heretofore made available to PEL true and complete copies of all reports, registration statements, and other documents (in each case together with all amendments thereto) filed by Parent with the Commission since January 1, 1997 (such reports, registration statements, definitive proxy statements and other documents, filed with the Commission prior to January 1, 1997 together with any amendments thereto, are sometimes collectively referred to as the "Parent Commission Filings"). As of their respective dates, each of the Parent Commission Filings complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations under each such Act, and none of the Parent Commission Filings and no representation or warranty by Parent or Merger Sub in this Agreement and the Ancillary Agreements contained as of such date any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 3.5 No Violation. Neither the execution and delivery by Parent and Merger Sub of this Agreement, nor the consummation by Parent and Merger Sub of the transactions contemplated hereby in accordance with the terms hereof, will (a) conflict with or result in a breach of any provisions of the Certificate of Incorporation or Bylaws of Parent or any of its Subsidiaries; (b) result in a breach or


                                      4
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violation of, a default under, or the triggering of any payment or other material obligations pursuant to, or accelerate vesting under, the Parent Stock Option Plans, or any grant or award made under the foregoing; (c) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination, or in a right of termination or cancellation of, accelerate the performance required by, result in the triggering of any payment or other material obligations pursuant to, result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties of Parent or its Subsidiaries under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any material license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Parent or any of its Subsidiaries is a party, or by which Parent or any of its Subsidiaries or any of their respective properties is bound or affected, except for any of the foregoing matters which would not have a Parent Material Adverse Effect; (d) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Parent or any of its Subsidiaries which would have a Parent Material Adverse Effect; or (e) other than the filings provided for in Section 1.3, filings under applicable federal, state and local regulatory laws, filings required under the Exchange Act, the Securities Act, the NASD, or applicable state securities and "Blue Sky" laws or filings in connection with the maintenance of qualification to do business in other jurisdictions (collectively, the "Regulatory Filings"), require any material consent, approval or authorization of, or declaration, of or registration with, any domestic governmental or regulatory authority, the failure to obtain or make would have a Parent Material Adverse Effect.

         Section 3.6 No Brokers. Parent has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of PEL or Parent to pay any finder's fee, brokerage or agent's commissions or other like payment in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby. Parent and Merger Sub are aware that Southampton Golf Center, Inc., an affiliate of PEL, is to pay a commission to Blue Sky Commercial and Thomas Yaegel & Associates (the "Brokers") on the Closing Date.

         Section 3.7 Parent Common Stock. The issuance and delivery by Parent of shares of Parent Common Stock in connection with the Merger and this Agreement have been duly and validly authorized by all necessary corporate action on the part of Parent. The shares of Parent Common Stock to be issued in connection with the Merger and this Agreement, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and not subject to preemptive rights of any sort.

         Section 3.8 Interim Operations of Merger Sub. Merger Sub will be formed solely for the purpose of engaging in the transactions contemplated hereby, and immediately prior to the Effective Time will have engaged in no other business activities, will have no Subsidiaries, and will have conducted its operations only as contemplated hereby.

         Section 3.9 Absence of Certain Changes. Except as otherwise disclosed in the Parent Commission Filings, since December 31, 1996 there has not been any Parent Material Adverse Effect.



                                  ARTICLE IV

          REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS

         Each of the Selling Stockholders jointly and severally hereby represents and warrants to Parent as of the date hereof and at the Effective Time as follows:


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         Section 4.1 Existence, Good Standing, Corporate Authority. PEL is a
corporation duly organized, validly existing and in good standing under the laws of Pennsylvania. PEL is duly licensed or qualified to do business as a foreign corporation or partnership and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualifications necessary, except where the failure to be so qualified or to be in good standing would not have a material adverse effect on the business, results of operations or financial condition of PEL taken as a whole (a "PEL Material Adverse Effect"). PEL has all requisite corporate power and authority to own, operate and lease its properties. The copies of PEL's Certificates of Incorporation and Bylaws previously delivered or made available to Parent are true and correct.

         Section 4.2 Authorization, Validity and Effect of Agreements. PEL has the requisite corporate power and authority to execute and deliver this agreement and all agreements and documents to be executed and delivered in connection herewith. The execution and delivery of this Agreement (and the agreements contemplated hereby) and the consummation by PEL of the transactions contemplated hereby has been duly authorized by all requisite corporate action. This Agreement constitutes, and all agreements and documents to be executed and delivered in connection herewith (when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of PEL, enforceable against PEL in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

         Section 4.3  Compliance with Laws.

                  (a) PEL hold all permits, licenses, variances, exemptions, orders and approvals of any court, arbitral, tribunal, administrative agency or commission and other governmental or other regulatory authority or agency ("Governmental Entities") necessary for the lawful conduct of its business (the "Permits").

                  (b) PEL is in substantial compliance with the terms of the Permits.

                  (c) PEL is in substantial compliance with all laws, ordinances or regulations of all Governmental Entities, including, but not limited to, those related to zoning, occupational health and safety, controlled substances or employment and employment practices.

                  (d) As of the date of this Agreement, no investigation, review, inquiry or proceeding by any Governmental Entity with respect to PEL is pending or threatened.

                  (e) PEL is not subject to any agreement, contract or decree with any Governmental Entities arising out of any current or previously existing violations, however, PEL has received a letter from Upper Southampton Township dated May 21, 1997 directing compliance with a violation alleged therein, which violation has been cured.

         Section 4.4 Capitalization. The authorized capital stock of PEL consists of 1,000 shares of PEL Common Stock. As of April 30, 1997, there were 1,000 shares of PEL Common Stock issued and outstanding, 500 of which are owned of record and beneficially by Finley and 500 of which are owned of record and beneficially by Pinciotti. Since April 30, 1997, no additional shares of capital stock of PEL have been issued. PEL has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of PEL on any matter. All issued and outstanding shares of PEL Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. There are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate PEL to issue, transfer, redeem or sell any shares of capital stock of PEL.

         Section 4.5  Subsidiaries.  PEL does not have any Subsidiaries.

         Section 4.6 Other Interests. PEL does not own, directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership joint venture, business, trust or entity.

         Section 4.7 No Violation. Neither the execution and delivery by PEL of this Agreement, nor the consummation by PEL of the transactions contemplated hereby in accordance with the terms hereof, will (a) conflict with or result in a breach of any provisions of the Certificate of Incorporation or Bylaws of PEL; (b) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination, or in a right of termination or cancellation of, accelerate the performance required by, result in the triggering of any payment or other material obligations pursuant to, result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties of PEL under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any material license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which PEL is a party, or by which PEL or its properties is bound or affected;
(c) contravene or conflict with or constitute a violation of any provisions of any law, regulation, judgment, injunction, order or decree binding upon or applicable to PEL; or (e) other than the Regulatory Filings, required any consent, approval or authorization of, or declaration, of or registration with, any domestic governmental or regulatory authority.

         Section 4.8 Conduct of Business. The business of PEL is not being conducted in default or violation of any term, condition or provisions of (a) its respective Certificate of Incorporation or By-Laws or similar organizational documents; (b) any note, bond, mortgage, indenture, contract, agreement, lease or other instrument or agreement of any kind to which PEL is now a party or by which PEL or its properties or assets may be bound; or (c) any federal, state, local or foreign statute, law, ordinance, rule, regulation or approval applicable to PEL.

         Section 4.9 Litigation. There are no actions, suits or proceedings pending against PEL or threatened against PEL at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality.

         Section 4.10 Absence of Certain Changes. Since December 31, 1996, PEL has conducted its business only in the ordinary course of such business, and there has not been (a) any PEL Material Adverse Effect; (b) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock; or (c) any material change in its accounting principles, practices or methods, except any such change after the date of this Agreement required by generally accepted accounting principles.

         Section 4.11  Trademarks and Patents.

                  (a) PEL does not own or have the right to any material computer software, software programs, patents, patent applications, trademarks, trademark applications, trade secrets, formulations, service marks, trade names, copyrights, inventions, drawings, designs, customer lists, proprietary know-how or information or other rights with respect thereto (collectively, the "Proprietary Rights") and there are no Proprietary Rights currently pending.

                  (b) PEL has not disclosed any of its material trade secrets to any Person without obtaining an agreement obligating the recipient to maintain the confidentiality thereof and PEL has taken reasonable security measures to protect the confidentiality and value of its trade secrets.

         Section 4.12 Properties. Schedule 4.12(a) hereto sets forth a complete and accurate description and list of all assets and property owned by PEL, including real property. PEL has good and valid title (good and marketable title in the case of owned real property) to all of its assets and properties, free and clear of any lien, claim or other encumbrance except as disclosed on Schedule 4.12(b) hereto. PEL has not received notice that any of its assets or properties is in violation in any material respect of any existing law or any building, zoning, health, safety or other ordinance, code or regulation. The plant, facilities and equipment of PEL necessary to the operation of its business are in operating condition and repair sufficient for the operation of the business as presently conducted. Schedule 4.12(c) sets forth a complete list of all leases of real or personal property to which PEL is a party. Such leases are valid and subsisting leases, upon consummation of the transaction contemplated hereby, shall continue to entitle the Surviving Corporation to the use and possession of the real or personal property purported to be covered thereby for the terms specified in such leases and for the purposes for which such real or personal property is now used.

         Section 4.13 Material Contracts. Except as set forth on Schedule 4.13, neither PEL nor its properties is a party to, bound by, or subject to
(a) any loan agreements, guaranties or other evidence of indebtedness; (b) any agreement relating to the ownership or control of any interest in a partnership, corporation, limited liability company, joint venture or other entity or similar arrangement; (c) any employment contracts or consulting arrangements entered into by PEL or agreements or arrangements with respect to severance or similar matters; (d) any agreement or arrangement restricting in any manner (i) PEL's right to compete with any other person or entity; (ii) the right of any other party to compete with PEL; or (iii) the ability of such person or entity to employ any of PEL's employees; (e) any secrecy or confidentiality agreement; (f) any contract, agreement or arrangement containing change of control provisions; (g) any agreement or arrangement between PEL and any of its officers, directors or other Affiliates; or (i) any contract, agreement or arrangement requiring a payment in excess of $25,000 in any twelve month period; or (j) any other material contract, agreement or arrangement, including equipment leases (collectively, the "PEL Contracts").
Schedule 4.13 sets forth a description of each of the PEL Contracts. All the PEL Contracts are valid, subsisting, in full force and effect, and binding upon PEL in accordance with their terms, and binding upon the other parties thereto in accordance with their terms. PEL is not (with or without notice or lapse of time or both) in default under any PEL Contract nor is any other party to any such contract or other agreement (with or without notice or lapse of time or both) in default thereunder.

         Section 4.14 Taxes. PEL (a) has timely filed all material federal, state and foreign tax returns required to be filed by it for tax years ended prior to the date of this Agreement or requests for extensions have been timely filed and any such request shall have been granted and not expired, and all such returns are complete and accurate in all material respects; (b) has paid or accrued all taxes shown to be due and payable on such returns and has paid or accrued all payroll, sales, and admissions taxes and such other taxes as have been due and payable; and (c) has properly accrued all such taxes for such periods subsequent to the periods covered by such returns. [PEL validly elected and has maintained without revocation subchapter S corporation status for federal and state tax purposes.]

         Section 4.15 Employee Benefit Plans. All employee benefit plans and other benefit arrangements covering employees of PEL (the "PEL Benefit Plans") and all employee agreements providing compensation, severance or other benefits to any employee or former employee of PEL are set forth on Schedule
4.15 hereto. True and complete copies of all PEL Benefit Plans, including any related trust or funding vehicles, policies or contracts, have been made available to Parent. None of the PEL Benefit Plans is intended to be qualified under Section 401(a) of the Code nor does PEL have any "pension plans" as such term is defined in
Section 3(2) of ERISA, with respect to which payments must be made to the Pension Guaranty Corporation.

         Section 4.16 Labor Matters. PEL is not a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. There is no unfair labor practice or labor arbitration proceeding pending or threatened against PEL relating to its business. There are no organization efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of PEL. There is no labor strike, dispute, slowdown or work stoppage pending or threatened against PEL nor has it experienced any of the same during the last three years. All employees of PEL are employed at will. A list of PEL's employees, together with such employee's current job title and salary history during the last three years, is described on Schedule 4.16.

         Section 4.17 Absence of Indemnifiable Claims, etc. There are no losses, claims, damages, costs, expenses, liabilities or judgments which would entitle any director, officer or employee of PEL to indemnification by PEL under applicable law, the articles of incorporation or by-laws of PEL or any insurance policy maintained by PEL.

         Section 4.18 No Brokers. PEL has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of PEL or Parent to pay any payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby. PEL is aware that Southampton Golf Center, Inc., an affiliate of PEL, is to pay a commission to Blue Sky Commercial on the Closing Date.

         Section 4.19 Financial Condition. PEL has delivered to Parent true and correct copies of the following, initialed by the chief executive officer of PEL: audited financial statements consisting of balance sheets and income statements of PEL as of December 31, 1996 and financial statements for the three months ended March 31, 1997. Each such balance sheet presents fairly the financial condition, assets, liabilities, and stockholders' equity of PEL as of its date; each such statement of income presents fairly the results of operations of PEL for the period indicated. The financial statements referred to in this Section 4.20 are in accordance with generally accepted accounting principles. Since December 31, 1996 and since March 31, 1997:

                           (i) There has at no time been a material adverse
                  change in the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of PEL.

                           (ii) PEL has not authorized, declared, paid, or
                  effected any dividend or liquidating or other distribution in respect of its capital stock or any direct or indirect redemption, purchase, or other acquisition of any stock of PEL.

                           (iii) The operations and businesses of PEL have
                  been conducted in all respects only in the ordinary course.

                           (iv) PEL has not suffered an extraordinary loss
                  (whether or not covered by insurance) or waived any right of substantial value.

There is no fact known to PEL which materially adversely affects or in the future (as far as PEL can foresee) may materially adversely affect the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of PEL or the Surviving Corporation.

         Section 4.20 Liabilities. Other than the liabilities and obligations of PEL listed on Schedule 4.20 hereto which the Surviving Corporation is assuming and which do not, in the aggregate, exceed $664,000 PEL does not have and has not incurred any other liabilities or obligations.

         Section 4.21 Questionable Payments. Neither PEL, nor any director, officer, agent, employee, or other person associated with or acting on behalf of PEL, nor any stockholder of PEL has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.

         Section 4.22 Environmental Matters.(a) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any Governmental Entity (a) with respect to any alleged violation by PEL of any law, ordinance or regulation of any Governmental Entity, with respect to any generation, treatment, storage, recycling, transportation or disposal or release, as defined in 42 USMC ' 9601(22) ("Release") of any toxic, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, whether or not regulated under federal, state or local environmental statutes, ordinances, rules, regulations or orders ("Hazardous Substance") generated by the Company.

                           (b) (i) PEL has not handled any Hazardous Substance
on property now or previously owned or leased by PEL; (ii) no polychlorinated biphenyls or urea formaldehyde is or has been present at any property now or previously owned or leased by PEL; (iii) no asbestos is or has been present at any property now or previously owned or leased by PEL; (iv) there are no underground storage tanks for Hazardous Substances, active or abandoned, at any property now or previously owned or leased by PEL; (v) no Hazardous Substance has been Released at, on or under any property now or previously owned or leased by PEL; and (vi) no Hazardous Substance has been released or is present, in a reportable or threshold planning quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order, at, on or under any property now or previously owned by PEL.

                           (c) PEL has not transported or arranged for the
transportation, directly or indirectly, of any Hazardous Substance to any location which is listed or proposed for listing under the Comprehensive Environmental Responses, Compensation and Liability Act of 1980, as amended ("CERCLA"), or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against PEL for cleanup costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.

                           (d) No oral or written notification of a Release of
a Hazardous Substance has been filed by or on behalf of PEL and no property now or previously owned or leased by PEL is listed or, to the Selling Stockholders' knowledge, proposed for listing, on the National Priorities List promulgated pursuant to CERCLA, or any similar state list of sites requiring investigation or clean-up.

                           (e) There are no environmental liens on any of the
real property or other properties owned or leased by PEL, and no governmental actions have been taken or are in process which could subject any of such properties to such liens and PEL would not be required to place any notice or restriction relating to the presence of Hazardous Substances at any property owned by any of them in any deed to such property.

                           (f) There have been no environmental
investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of PEL in relation to any property or facility now or previously owned or leased by PEL which have not been delivered to Parent prior to the date hereof.

                  4.23 Insurance. Schedule 4.23 sets forth all policies or binders of fire, liability, workmen's compensation, vehicular or other insurance held by or on behalf of PEL (specifying the insurer, the policy number or covering note number with respect to binders, and describing each pending claim thereunder of more than $10,000, setting forth the aggregate amounts paid out under each such policy through the date of this Agreement and the aggregate limit of any of the insurer's liability thereunder). Such policies and binders are in full force and effect and insure against risks and liabilities customary for the business in which PEL is engaged. PEL is not in default with respect to any provision contained in any such policy or binder and has not failed to give any notice or present any claim under any such policy or binder in due and timely fashion. Except for claims set forth on
Schedule 4.23 there are no outstanding unpaid claims under any such policy or binder. PEL has not received a notice of cancellation or non-renewal of any such policy or binder. PEL has no knowledge of any inaccuracy in any application for such policies or binders, any failure to pay premiums when due or any similar state of facts which might form the basis for termination of any such insurance.

                  4.24 Full Disclosure. All documents and other papers delivered by or on behalf of PEL in connection with this Agreement and the transactions contemplated hereby are true, complete and authentic. The information furnished by or on behalf of PEL to Parent and its representatives in connection with this Agreement and the transactions contemplated hereby does not contain any untrue statement of a material fact and does not omit to state a material fact required to be stated therein or necessary to make the statements made, in the context in which made, not false or misleading. There is no fact which PEL has not disclosed to Parent in writing which materially adversely affects, or so far as PEL can now foresee will materially adversely affect, the assets, properties, business or condition (financial or otherwise) or prospects of PEL or the ability of PEL to perform this Agreement.

                                   ARTICLE V

                                   COVENANTS

         Section 5.1 Alternative Proposals. Prior to the Effective Time each of PEL and the Selling Stockholders agree (a) that they shall not, and shall direct and cause officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by them) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets of or any equity securities of PEL (any such proposal or offer being hereinafter referred to as an "Alternative Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Alternative Proposal, or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal; (b) that they will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, and it will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken in this Section 5.1; and (c) that they will notify

Parent immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with them.

         Section 5.2 Interim Operations of PEL. Prior to the Effective Time, unless Parent has consented in writing thereto, PEL:

                           (i) I Shall conduct its operations according to its
usual, regular and ordinary course in substantially the same manner as heretofore conducted;

                           (ii) Shall use its reasonable efforts to preserve
intact its business organizations and goodwill, keep available the services of officers and employees and maintain satisfactory relationships with those persons having business relationships with it;

                           (iii) Shall not amend its Certificate of
Incorporation or Bylaws or comparable governing instruments;

                           (iv) Shall promptly notify Parent of any material
emergency or other material change in its condition (financial or otherwise), business, properties, assets, liabilities, prospects or the normal course of its business or of its properties, any material litigation or material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the breach of any representation or warranty contained herein;

                           (v) Shall not (A), issue any shares of its capital
stock, effect any stock split or otherwise change its capitalization as it existed on the date hereof; (B) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock; (C) increase any compensation or enter into or amend any employment agreement with any of its present or future officers, directors or employees; (D) grant any severance or termination package to any employee or consultant; or (E) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend any existing employee benefit plan in any respect;

                           (vi) Shall not declare, set aside or pay any
dividend or make any other distribution or payment with respect to any shares of its capital stock or other ownership interests;

                           (vii) Shall not enter into any transaction, or
agree to enter into any transaction, outside the ordinary course of business, including, without limitation, any transaction involving a merger, consolidation, joint venture, partial or complete liquidation or dissolution, reorganization, recapitalization, restructuring or a purchure, sale, lease or other disposition of assets or capital stock;

                           (viii) Shall not incur any indebtedness for
borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of others;

                           (ix) Shall not make any loans, advances or capital
contributions to, or investments in, any other person;

                           (x)Shall not make or commit to make any capital
expenditures;

                           (xi) Shall not apply any of its assets to the
direct or indirect payment, discharge, satisfaction or reduction of any amount payable directly or indirectly to or for the benefit of any Affiliate or enter into any transaction with any Affiliate.

                           (xii) Shall not alter the manner of keeping its
books, accounts or records, or change in any manner the accounting practices therein reflected;

                           (xiii) Shall not grant or make any mortgage or
pledge or subject itself or any of its properties or assets to any lien, charge or encumbrance of any kind; and

                           (xiv) Shall maintain insurance on its tangible
assets and its businesses in such amounts and against such risks and losses as are currently in effect.

         Section 5.3 Filings; Other Action.

                           (a) Subject to the terms and conditions herein
provided, PEL and Parent shall use all reasonable efforts to take, or cause to be taken, all action and do, or cause to be done, all things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Effective Time, any further reasonable action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of Parent and PEL shall take all such necessary action.

                           (b) (i) PEL and Parent shall give any notices to
third parties, and use all reasonable efforts to obtain any third party consents, necessary, proper or advisable to consummate the transactions contemplated in this Agreement.

                               (ii)In the event that either party shall fail to
obtain any third party consent described in subsection (b) (i) above, such party shall use all reasonable efforts, and shall take any such actions reasonably requested by the other party hereto, to minimize any adverse effect upon PEL and Parent, its Subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

                           (c) From and after the date of this Agreement until
the Effective Time, each party hereto shall promptly notify the other of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied, or (ii) the failure of PEL or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would be likely to result in any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied; provided, however, that the delivery of any notice pursuant hereto shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

         Section 5.4 Inspection of Records. From the date hereof to the Effective Time, PEL shall (a) allow all designated officers, attorneys, accountants and other representatives of Parent reasonable access at all reasonable times to the offices, records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs, of PEL; (b) furnish to Parent and its representatives such financial and operating data and other information as such persons may reasonably request; and (c) instruct the employees, counsel and financial advisors of PEL to cooperate with the Parent and its representatives in its investigation of PEL business.

         Section 5.5 Further Action. Each party hereto shall, subject to the fulfillment at or before the Effective Time of each of the conditions of performance set forth herein or the waiver thereof, perform such further acts and execute such documents as may be reasonably required to effect the Merger.

         Section 5.6 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall, except as otherwise provided herein, be paid by the Selling Stockholders if incurred by the Selling Stockholders or PEL, and by Parent if incurred by Parent or Merger Sub.

         Section 5.7 Survival of Representations and Warranties of PEL and the Selling Stockholders. Notwithstanding any right of Parent to investigate the affairs of PEL and notwithstanding any knowledge of facts determined or determinable by Parent pursuant to such investigation or right of investigation, Parent has the right to rely fully upon the representations, warranties, covenants and agreement of the Selling Stockholders contained in this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing hereunder. All representations, warranties, covenants and agreements made herein by Parent and Merger Sub shall survive the execution and delivery hereof and the Closing hereunder.

         Section 5.8 Adjustments. The parties hereto agree that (i) all real property taxes, personal property taxes, and similar ad valorem obligations that are levied against PEL or its property, (ii) all expenses relating to PEL's business, including, but not limited to, utilities, bank debt and trade and accounts payable, and (ii) all revenue relating to PEL's business, including accounts receivable, shall be apportioned between the Selling Stockholders and Parent as of the Closing Date based on the portion of each such expense or revenue attributable to the period falling before the Closing Date on the one hand, which the Selling Stockholders shall bear the responsibility and benefit of, and the portion of each such expense or revenue attributable to the period falling on or after the Closing Date, on the other hand, which Parent shall bear the responsibility and benefit of (the "Post-Closing Adjustment"). On or about the 120th day following the Assumed Closing Date, Parent shall deliver a notice to the Selling Stockholders setting forth in reasonable detail the Post-Closing Adjustments. Within five days of the Selling Stockholders' receipt of such notice either Parent or the Selling Stockholders, as the case may be, shall remit to the other, the amount equal to such Post-Closing Adjustment.


                                  ARTICLE VI

                                  CONDITIONS


         Section 6.1 Conditions to Obligation of PEL to Effect the Merger. The obligation of PEL to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                  (a) Parent shall have performed, in all material respects, all of its agreements contained herein that are required to be performed by Parent on or prior to the Closing Date, and PEL shall have received a certificate of the President or Executive Vice President of Parent dated the Closing Date, certifying to such effect.

                  (b) The representations and warranties of Parent and Merger Sub contained in this Agreement and in any document delivered in connection herewith shall be true and correct as of the Closing, and PEL shall have received a certificate of the President or Executive Vice President of Parent, dated the Closing Date, certifying to such effect.

                  (c) Parent shall have delivered to PEL a certified bank or cashiers check made payable to PEL in the amount of $664,000, in full satisfaction of all obligations of PEL to Summit Bank as assignee of First Valley Bank.

                  (d) PEL shall have received the opinion of the General Counsel of Parent, dated the Closing Date, in the form heretofore agreed to.

                  (e) Parent and the Selling Stockholders shall have entered into an Escrow Agreement.

         Section 6.2 Conditions to Obligation of Parent and Merger Sub to Effect the Merger. The obligations of Parent and Merger Sub to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                  (a) PEL shall have performed, in all material respects, all of its agreements contained herein that are required to be performed by PEL on or prior to the Closing Date, and Parent shall have received a certificate of the President or a Vice President of PEL, dated the Closing Date, certifying to such effect.

                  (b) The representations and warranties of the Selling Stockholders contained in this Agreement and in any document delivered in connection herewith shall be true and correct as of the Closing, and Parent shall have received a certificate from the Selling Stockholders, dated the Closing Date, certifying to such effect.

                  (c) Parent shall have received the opinion of Gerald L. Bowen, P.C., counsel to PEL and the Selling Stockholders, dated the Closing Date, in the form heretofore agreed to.

                  (d) The Selling Stockholders shall have executed and delivered the Affiliate Letter addressed to Parent, substantially in the form of Exhibit A hereto.

                  (e) Summit Bank shall have executed and delivered a Certificate of Satisfaction and Release to Parent acknowledging receipt from PEL of the aggregate amount of $664,000 in full satisfaction of all obligations of PEL to it, and Summit Bank shall have each executed and delivered UCC-3 Termination Statements to be filed in each office where a UCC-1 Financing Statement is currently on file;

                  (f) Merger Sub shall have received the results of a title search, in form acceptable to Merger Sub and a copy of the existing title policy.

                  (g) Parent and the Selling Stockholders shall have entered into an Escrow Agreement.

                                  ARTICLE VII

                                  TERMINATION

         Section 7.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned, by written notice promptly given to the other parties hereto, at any time prior to the Effective Time, whether prior to or after approval by their respective stockholders:

                  Section 7.1.1  By mutual written consent of Parent and PEL;

                  Section 7.1.2 By either Parent or PEL, if a court of competent jurisdiction or a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

                  Section 7.1.3 By Parent, if PEL fails to perform in all material respects its obligations under this Agreement;

                  Section 7.1.4 By Parent, if there shall have occurred a PEL Material Adverse Change since the date of this Agreement; or

                  Section 7.1.5 By PEL, if Parent fails to perform in all material respects its obligations under this Agreement.

         Section 7.2 Effect of Termination. In the event of the termination of this Agreement and abandonment of the Merger as provided in Section 7.1 hereof, this Agreement shall forthwith become void and there shall be no liability on the part of Parent or PEL, except as set forth in this Section hereof and Article VIII and except to the extent that such termination results from the willful breach of a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement.


                                 ARTICLE VIII

                                INDEMNIFICATION


         Section 8.1 Obligation of the Selling Stockholders to Indemnify. Each of the Selling Stockholders shall indemnify, defend and hold harmless Parent and its assigns from and against any losses, liabilities, damages or deficiencies (including interest, penalties and reasonable attorneys' fees and disbursements) ("Losses") based upon, arising out of or otherwise in respect of:

                           (i) the breach of any representation, warranty,
                  covenant or agreement of PEL or the Selling Stockholders contained in this Agreement or in any document or other writing delivered pursuant to this Agreement (determined for this purpose as if all references to knowledge and materiality are deleted); and

                           (ii) any liability or obligation of PEL arising
                  either prior or subsequent to the Effective Date which is not expressly referred to in this Agreement or, if such liability or obligation is expressly referred to in this Agreement, to the extent the actual liability or obligation exceeds the amount of such liability or obligation as herein stated or identified; and

                            (iii) any liabilities or obligations of PEL
                  arising prior to the Closing Date other than those specifically assumed hereunder.

                  8.2 Obligation of Parent to Indemnify. Parent shall indemnify, defend and hold harmless each of the Selling Stockholders from and against any losses, liabilities, damages or deficiencies (including interest, penalties and reasonable attorneys' fees and disbursements) ("Losses") arising out of or due to a breach of any representation, warranty, covenant or agreement of Parent contained in this Agreement or in any document or other papers delivered by Parent pursuant to this Agreement (determined for this purpose as if all references to knowledge and materiality are deleted).

                  8.3 Notice and Opportunity to Defend. If any party (the "Indemnitee") receives notice of any claim or the commencement of any action or proceeding with respect to which any other party (or parties) is obligated to provide indemnification (the "Indemnifying Party") pursuant to Section 8.1 or 8.2, the Indemnitee shall promptly give the Indemnifying Party notice thereof; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. The Indemnified Party shall have the right to retain counsel of its own choice to represent it, and the Indemnifying Party shall pay the fees, expenses and disbursements of such counsel; and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Indemnifying Party and any counsel designated by the Indemnifying Party. The Indemnifying Party shall be liable for any settlement of any claim against the Indemnified Party made with the Indemnifying Party's written consent, which consent shall not be unreasonably withheld. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes, as an unconditional term thereof, the giving by the claimant to the Indemnified Party of an unconditional release from all liability in respect of such claim.

                  8.4 Escrow Fund. The obligations of the Selling Stockholders under Section 8.1 shall be satisfied first from the Escrow Fund and, if the Escrow Fund is inadequate to provide indemnification in full, then directly from the Selling Stockholders.


                                  ARTICLE IX

                              GENERAL PROVISIONS


         Section 9.1 Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission or by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:




If to Parent or Merger Sub:                    If to PEL:

Family Golf Centers, Inc.                      Pinley Enterprises, Ltd.
225 Broadhollow Road                           6 Commerce Drive
Melville, New York 11747                       Ivyland, Pennsylvania 18974
Attn:  Robert J. Krause, Senior Vice           Attn:  Daniel J. Pinciotti
         President                             Fax:  (215)
Fax:  (516) 694-0918

With copies to:                                With copies to:

Family Golf Centers, Inc.                      Gerald L. Bowen, Esq.
225 Broadhollow Road                           1160 Street Road
Melville, New York 11747                       Southampton, Pennsylvania  18966
Attn:  Pamela S. Charles, General Counsel      Attn:  Gerald L. Bowen, Esq.
Fax:  (516) 694-1935                           Fax:  (215) 322-9308

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

         Section 9.2 Assignment, Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

         Section 9.3 Entire Agreement. This Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

         Section 9.4 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         Section 9.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

         Section 9.6 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

         Section 9.7 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

         Section 9.8 Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

         Section 9.9 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

         Section 9.10 Incorporation of Schedules and Exhibits. The Schedules and Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

         Section 9.11 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         Section 9.12 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

         IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                         FAMILY GOLF CENTERS, INC.



                                         By:/s/ Robert J. Krause
                                            ----------------------------------
                                            Name:  Robert J. Krause
                                            Title: Senior Vice President

                                         PHILADELPHIA FAMILY GOLF CENTERS, INC.



                                         By:/s/ Robert J. Krause
                                            ----------------------------------
                                            Name:  Robert J. Krause
                                            Title: Senior Vice President

                                         PINLEY ENTERPRISES, LTD.



                                         By: /s/ Daniel J. Pinciotti
                                            ----------------------------------
                                            Name:  Daniel J. Pinciotti
                                            Title: President


                                         /s/ Robert Finley
                                         -------------------------------
                                         ROBERT FINLEY


                                         /s/ Daniel J. Pinciotti
                                         ------------------------------
                                         DANIEL J. PINCIOTTI



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